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                                                                   Exhibit 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-88190, 333-88160, 333-88154, 333-88158,
333-87764, 333-73682, 333-67432, 333-61928, 333-40848, 333-40842, 333-66457,
333-66455 and 333-66429) and Form S-3 (Nos. 333-98849, 333-88320, 333-87194,
333-82562, 333-70122, 333-68060, 333-68062, 333-56642 and 333-42620) of
Brooks-PRI Automation, Inc. of our report dated November 18, 2002, except for the second paragraph of Note 1 and the third paragraph of Note 12, as to which the date is December 20, 2002, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP



Boston, Massachusetts
December 24, 2002